UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2014

QUINPARIO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Quinpario Partners I, LLC 12935 N. Forty Drive, Suite 201 St. Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 548-6200

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 1, 2014, Jason Incorporated, a parent company of a global family of diversified manufacturing companies, announced the selection of Srivas Prasad as president of Milsco, a subsidiary of Jason and manufacturer of seating solutions for the powersports, turfcare and heavy equipment markets. On March 17, 2014, Quinpario Acquisition Corp. (the “Company”) issued a press release announcing it had entered into a definitive agreement to purchase all of the outstanding common stock of Jason Partners Holdings Inc. (“Jason”), the indirect parent company of Jason Incorporated.

A copy of the press release issued by Jason is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the Business Combination and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to, among other things, approve the Business Combination because the proxy statement will contain important information about the Company, Jason and the Business Combination. Stockholders may obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You may also be able to obtain these documents, free of charge, by accessing the Company’s website (http://www.quinpario.com). Copies of the proxy statement and the filings with the SEC that are incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Participants in Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed Business Combination and the other matters set forth in the proxy statement. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s preliminary proxy statement for the Business Combination, which has been filed with the SEC.

Forward Looking Statements

This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, Jason and the combined company after completion of the proposed Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Jason or the Company following announcement of the proposed Business Combination and transactions contemplated thereby; (3) the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain required regulatory approvals, approval of the stockholders of the Company or the proceeds of the acquisition financing related to the Business Combination, or other failure to satisfy all conditions to closing the Business Combination; (4) the ability to obtain or maintain the listing of the post-combination company’s common stock on NASDAQ following the Business Combination; (5) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Jason and the Company’s businesses, and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Jason or the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement, including those under “Risk Factors” therein, and other filings with SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Jason undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014

QUINPARIO ACQUISITION CORP.

By:	/s/ Paul J. Berra III
Name:	Paul J. Berra III
Title:	Vice President, General Counsel & Secretary